EXHIBIT 99.08

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES FIRST QUARTER 2004 RESULTS

Alliance Capital Management Holding L.P. Announces Net Income of $0.58 per Unit
and Declares a $0.14 per Unit Cash Distribution

New York, NY, April 29, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), and Alliance Capital Management L.P. (“Alliance Capital”), today reported results for the first quarter of 2004.

Alliance Holding (The Publicly Traded Partnership):

•                  Diluted net income per unit for the quarter ended March 31, 2004 was $0.58 vs. $0.37, up 56.8%, compared to the same period in 2003.

•                  Distribution per Unit for the first quarter is $0.14 per Unit compared to $0.37 per Unit in the first quarter of 2003.  The distribution was reduced as a result of charges recorded in the second half of 2003 related to mutual fund matters and other legal proceedings.  However, distributions are expected to return to traditional levels in relation to cash flow beginning with the second quarter of 2004.  The first quarter distribution is payable on May 20, 2004 to record holders of Alliance Holding Units at the close of business on May 10, 2004.

Alliance Capital (The Operating Partnership):

•                  Assets Under Management (AUM) at March 31, 2004 were $484 billion, up 25.2% from a year ago, due primarily to equity market appreciation.

•                  Average AUM was $483 billion for the quarter ended March 31, 2004, an increase of 25.7% from the same quarter a year ago.

•                  Net asset inflows for the twelve months ended March 31, 2004 were $0.1 billion.  Private Client net asset inflows of $4.8 billion were offset by net asset outflows in Retail and Institutional Investment Management of $4.5 billion and $0.2 billion, respectively.

•                  Net asset outflows for the three months ended March 31, 2004 were $3.5 billion. Private Client and Retail experienced net asset inflows of $1.6 billion and $1.2 billion, respectively, while Institutional Investment Management had net asset outflows of $6.3 billion.

“With respect to the most important parameter, investment performance for our clients, first quarter results were satisfactory.  Returns exceeded benchmarks for most of our growth equity, value equity and fixed income services. Financial results were satisfactory as well with revenue and earnings climbing sharply and profit margins expanding as compared to depressed levels in last years first quarter. Organic growth was very strong in the firm’s private client business as new account openings reached record levels.  However, market share remained depressed in the retail mutual fund business. In addition, institutional asset management cash flows were unusually weak in the quarter as performance-related account losses remained high in U.S. growth services and new account wins in both value and growth equities were below recent levels,” said Lewis Sanders, Chief Executive Officer.

SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

($ millions)

	Three Months Ended		% Change
	3/31/04	3/31/03

Revenues	$745	$603	23.6
Expenses	568	488	16.4
Income Before Taxes	177	115	54.1

Income Taxes	9	6	46.7

Net Income	$168	$109	54.5

Pre-tax Margin (1)	23.8%	19.1%

(1) Pre-tax income as a percentage of total revenues

•                  Revenues for the first quarter rose 23.6% to $745 million from $603 million in the first quarter of 2003 primarily due to higher base advisory fees from higher average AUM in all distribution channels and higher Institutional Research Services revenues.

•                  Expenses increased 16.4% to $568 million from $488 million mainly due to higher employee compensation, promotion and servicing expenditures, and legal and accounting fees.

Unit Purchase Announced in January 2004 Completed

During the first quarter, Alliance Capital made open-market purchases of approximately 835,000 Alliance Holding Units to fund awards to employees under certain Alliance Capital deferred compensation plans.

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2004 RESULTS

Alliance Capital’s management will review first quarter 2004 financial and operating results on Thursday, April 29, 2004, during a conference call at 5:00 p.m. (New York Time).  The call will be hosted by Chief Executive Officer Lewis A. Sanders and Chief Operating Officer Jerry M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 888-428-4479 in the U.S. or 651-291-0900 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are available on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 8:30 p.m. (New York Time) April 29, 2004.  In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 727704.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2004, Alliance Holding owned approximately 31.5% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.9% of the outstanding Alliance Capital Units at March 31, 2004 (including those held indirectly through its ownership of approximately 1.8% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.4% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended
	3/31/04	3/31/03
Revenues:
Investment Advisory & Services Fees	$510,968	$412,281
Distribution Revenues	116,305	100,024
Institutional Research Services	79,424	57,885
Shareholder Servicing Fees	23,649	23,857
Other Revenues, Net	14,340	8,567

	744,686	602,614

Expenses:
Employee Compensation & Benefits	274,804	218,169
Promotion & Servicing:
Distribution Plan Payments	97,114	89,077
Amortization of Deferred Sales Commissions	48,520	53,019
Other	44,249	36,540
General & Administrative	91,004	79,181
Interest	6,500	6,349
Amortization of Intangible Assets	5,175	5,175

	567,366	487,510

Income Before Income Taxes	177,320	115,104

Income Taxes	8,866	6,043

NET INCOME	$168,454	$109,061

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(THE PUBLICLY TRADED PARTNERSHIP)

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per Unit amounts)

	Three Months Ended
	3/31/04	3/31/03

Equity in Earnings of Operating Partnership	$52,176	$33,146

Income Taxes	5,815	4,802

NET INCOME	$46,361	$28,344

Additional Equity in Earnings of Operating Partnership (1)	828	548

NET INCOME – Diluted (2)	$47,189	$28,892

DILUTED NET INCOME PER UNIT	$0.58	$0.37

DISTRIBUTIONS PER UNIT	$0.14	$0.37

(1)          To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

(2)          For calculation of Diluted Net Income per Unit.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS AND WEIGHTED AVERAGE UNITS OUTSTANDING

MARCH 31, 2004

(in thousands)

		Weighted Average Units
	Period Ending Units Outstanding	Three Months Ended
		Basic	Diluted
Alliance Capital	252,955,834	252,358,013	254,408,804

Alliance Holding	79,561,991	78,964,170	81,014,961

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED MARCH 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total

Beginning of Period	$269,465	$153,784	$51,550	$474,799

Sales/New Accounts	4,604	6,782	2,306	13,692
Redemptions/Terminations	(8,030)	(7,149)	(599)	(15,778)
Net Cash Management Sales	—	1,749	—	1,749
Cash Flow	(2,846)	16	(51)	(2,881)
Unreinvested Dividends	—	(197)	(45)	(242)
Net New Business/(Outflows)	(6,272)	1,201	1,611	(3,460)

Market Appreciation	7,495	3,750	1,034	12,279
Net Change	1,223	4,951	2,645	8,819

End of Period	$270,688	$158,735	$54,195	$483,618

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

TWELVE MONTHS ENDED MARCH 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total

Beginning of Period	$212,495	$134,011	$39,792	$386,298

Sales/New Accounts	29,920	27,364	7,795	65,079
Redemptions/Terminations	(27,659)	(27,559)	(2,181)	(57,399)
Net Cash Management Sales	—	(2,839)	—	(2,839)
Cash Flow	(2,463)	(551)	(634)	(3,648)
Unreinvested Dividends	(1)	(866)	(191)	(1,058)
Net New Business/(Outflows)	(203)	(4,451)	4,789	135

Transfers	608	—	(608)	—

Market Appreciation	57,788	29,175	10,222	97,185
Net Change	58,193	24,724	14,403	97,320

End of Period	$270,688	$158,735	$54,195	$483,618

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ millions)

	Three Month Periods
	3/31/04	3/31/03

Average Assets Under Management	$482,989	$384,216

Ending Assets Under Management	$483,618	$386,298

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
BY INVESTMENT ORIENTATION
AT MARCH 31, 2004
($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Equity
Growth
U.S.	$52,190	$35,475	$6,127	$93,792
Global & International	19,955	11,301	3,233	34,489
	72,145	46,776	9,360	128,281
Value
U.S.	53,978	28,450	26,700	109,128
Global & International	38,061	6,618	5,877	50,556
	92,039	35,068	32,577	159,684
Total Equity	164,184	81,844	41,937	287,965

Fixed Income
U.S.	57,542	50,063	12,132	119,737
Global & International	25,780	22,151	54	47,985
	83,322	72,214	12,186	167,722

Passive
U.S.	17,769	4,471	71	22,311
Global & International	5,413	206	1	5,620
	23,182	4,677	72	27,931
Total
U.S.	181,479	118,459	45,030	344,968
Global & International	89,209	40,276	9,165	138,650
	$270,688	$158,735	$54,195	$483,618

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
BY INVESTMENT VEHICLE
AT MARCH 31, 2004
($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Separately Managed Accounts
Parent	$49,986	$—	$—	$49,986
Other (1)	218,261	7,961	37,752	263,974
	268,247	7,961	37,752	313,960

Mutual Funds
Parent (2)	146	37,381	—	37,527
Other	2,295	113,393	16,443	132,131
	2,441	150,774	16,443	169,658

Total	$270,688	$158,735	$54,195	$483,618

(1)          Retail separately managed accounts represent assets in managed account products.

(2)          Parent includes certain mutual funds sponsored by Alliance Capital’s parent and sub-advised by Alliance Capital.

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
BY LOCATION (1)

AT MARCH 31, 2004

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
U.S. Clients	$189,646	$140,642	$52,971	$383,259
Non-U.S. Clients	81,042	18,093	1,224	100,359
	$270,688	$158,735	$54,195	$483,618

(1) Categorized by country domicile of client.